Exhibit 5



                                  LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

          E. RICHARD ALHADEFF           JOSEPH K. HALL
          LOUISE JACOWITZ ALLEN         LISHA D. HOGUE
          STUART D. AMES                ALICE R. HUNEYCUTT
          ALEXANDER ANGUEIRA            RICHARD B. JACKSON
          LAWRENCE J. BAILIN            SHARON LEE JOHNSON
          ANA T. BARNETT                MICHAEL I. KEYES
          CHRISTOPHER L. BARNETT        ROBERT T. KOFMAN
          PATRICK A. BARRY              CHAD K. LANG
          JEFFREY S. BARTEL             DAVID P. LHOTA
          SHAWN BAYNE                   TERRY M. LOVELL
          SUSAN FLEMING BENNETT         JOY SPILLIS LUNDEEN
          LISA K. BERG                  GEOFFREY MacDONALD
          MARK J. BERNET                MONA E. MARKUS
          HANS C. BEYER                 BRIAN J. McDONOUGH
          RICHARD I. BLINDERMAN         ANDREW D. McNAMEE
          MARK D. BOWEN                 ANTONIO R. MENENDEZ
          MATTHEW W. BUTTRICK           FRANCISCO J. MENENDEZ
          JENNIFER STEARNS BUTTRICK     ALISON W. MILLER
          PETER L. DESIDERIO            HAROLD D. MOOREFIELD,JR.
          MARK P. DIKEMAN               JIMMY L. MORALES
          DREW M. DILLWORTH             JOHN N. MURATIDES
          SHARON QUINN DIXON            JEFFREY A. NORMAN
          DINO A. DOYLE                 JOHN K. OLSON
          ALAN H. FEIN                  KARA E.  PLUNKETT
          ANGELO M. FILIPPI             DAVID C. POLLACK
          ROBERT E. GALLAGHER,JR.       DARRIN J. QUAM
          CHAVA E. GENET                JOHN M. RAWICZ
          PATRICIA K. GREEN             PATRICIA A. REDMOND


          ELIZABETH G. RICE                  OWEN S. FREED
          GLENN M. RISSMAN                  SENIOR COUNSEL
          ANDREW L. RODMAN
          KEITH E. ROUNSAVILLE             THOMAS J. QUARLES
          MIMI L. SALL                        OF COUNSEL
          NICOLE S. SAYFIE
          RICHARD E. SCHATZ                 DAVID M. SMITH
          DAVID M. SEIFER                 LAND USE CONSULTANT
          JOSE G. SEPULVEDA
          JAY B. SHAPIRO                     TAMPA OFFICE
          MARTIN S. SIMKOVIC                  SUITE 2200
          CECILIA DURAN SIMMONS        SUNTRUST FINANCIAL CENTRE
          CURTIS H. SITTERSON           401 EAST JACKSON STREET
          MARK D. SOLOV                   TAMPA, FLORIDA 33602
          EUGENE E. STEARNS
          BRADFORD SWING                   ----------------
          SUSAN J. TOEPFER                  (813) 223-4800
          ANNETTE TORRES
          DENNIS R. TURNER               FORT LAUDERDALE OFFICE
          JONATHAN C. VAIR                    SUITE 1900
          RONALD L. WEAVER             200 EAST BROWARD BOULEVARD
          RORY B. WEINER                FORT LAUDERDALE, FLORIDA
          ROBERT I. WEISSLER                     33301
          PATRICIA G. WELLES                ----------------
          MARTIN B. WOODS                    (954) 462-9500

August 16, 2001


Mr. Richard C. Pfenniger, Jr.
Chief Executive Officer
Whitman Education Group, Inc.
4400 Biscayne Boulevard
Miami, Florida 33137

        Re:    Whitman Education Group, Inc. / Form S-8
               ----------------------------------------

Dear Mr. Pfenniger:

     As counsel to Whitman Education Group, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance of up to an additional 750,000 shares of the Corporation's common stock, no par value (the "Common Stock") pursuant to its 1996 Stock Option Plan (the "Plan").

     In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the accuracy, truthfulness and completeness of all factual information supplied to us; and (iv) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that, following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as an Exhibit to the Registration Statement and to any references to this firm in such Registration Statement and the documents incorporated therein by reference.

                                                  Very truly yours,

                                                  STEARNS WEAVER MILLER WEISSLER
                                                  ALHADEFF & SITTERSON, P.A.


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